Exhibit 13.1

Certifications Pursuant to Rule 13a-14(b) or Rule 15d-14(b) and 18 U.S.C. 1350

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Fusion Fuel Green PLC (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended December 31, 2024 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 9, 2025		/s/ John-Paul Backwell
	Name:	John-Paul Backwell
	Title:	Chief Executive Officer (Principal Executive Officer)

Date: May 9, 2025		/s/ Frederico Figueira de Chaves
	Name:	Frederico Figueira de Chaves
	Title:	Interim Chief Financial Officer (Principal Financial and Accounting Officer)